UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

KAR Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	333-148847 (Commission File Number)	20-8744739 (I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices)

(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2009, the Board of Directors of KAR Holdings, Inc. (the “Company”) issued a press release announcing the appointment of Jim Hallett as its Chief Executive Officer, replacing Brian Clingen who will remain as Chairman of the Board of the Company. Tom Caruso, ADESA, Inc.’s current Chief Operating Officer, will assume Mr. Hallett’s previous role as Chief Executive Officer and President of ADESA. These changes were effective on September 8, 2009.

Mr. Hallett, age 56, has been involved with ADESA in various roles for over 12 years and has been involved in the vehicle remarketing industry for over 35 years. Mr. Hallett has previously served in the following positions:

•	Chief Executive Officer and President of ADESA from April 2007 to September 2009;

•	President of Columbus Fair Auto Auction from August, 2005 to April 2007;

•	Executive Vice President of ADESA from August 1996 to May 2005;

•	President of ADESA between August 1996 and October 2001 and again between January 2003 and March 2004;

•	Chief Executive Officer of ADESA from August 1996 to July 2003;

•	Chairman of the Board of ADESA from October 2001 to July 2003; and

•	Chairman, President and Chief Executive Officer of ALLETE Automotive Services, Inc. from January 2001 to January 2003.

Mr. Caruso, age 50, has been involved with ADESA in various roles for over 16 years and has been involved in the vehicle remarketing industry for over 29 years. Mr. Caruso has previously served in the following positions:

•	Chief Operating Officer of ADESA from May 2008 to September 2009;

•	Executive Vice President of ADESA from April 2007 to May 2008;

•	Regional Vice President of ADESA from January 2000 to April 2007; and

•	General Manager of ADESA Boston from November 1992 to January 2000.

Messrs. Clingen and Hallett will continue to serve on the Company’s Board of Directors.

Item 7.01	Regulation FD Disclosure.

The press release issued by the Company on September 8, 2009 announcing the foregoing events is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Document

99.1	Press Release, dated September 8, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 11, 2009	KAR Holdings, Inc.
	By:	/s/ Eric M. Loughmiller
		Name:	Eric M. Loughmiller
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Press Release, dated September 8, 2009